As filed with the Securities and Exchange Commission on March 11, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Vivint Solar, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	45-5605880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1800 West Ashton Blvd.

Lehi, Utah 84043

(Address of principal executive offices, including zip code)

2014 Equity Incentive Plan

(Full title of the plan)

David Bywater

Chief Executive Officer

Vivint Solar, Inc.

1800 West Ashton Blvd.

Lehi, Utah 84043

877.404.4129

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Robert Day Michael Nordtvedt Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 650.493.9300	C. Dan Black General Counsel Vivint Solar, Inc. 1800 West Ashton Blvd. Lehi, Utah 84043 877.404.4129

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.01 par value per share:
—Reserved for issuance under the 2014 Equity Incentive Plan	14,330,749(2)	$9.69(3)	$138,864,957.81	$18,024.67

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2014 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents 14,330,749 additional shares of common stock available for issuance as a result of annual evergreen increases pursuant to the Plan.
(3)

Estimated in accordance with Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of $9.69 per share, the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on March 9, 2020.

VIVINT SOLAR, INC.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of common stock of Vivint Solar, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2014 Equity Incentive Plan (the “Plan”). Accordingly, the contents of (i) the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 1, 2014 (File No. 333-199077) and (ii) the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 17, 2017 (File No. 333-216807) (together, the “Previous Forms S-8”), including periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 10, 2020;

(2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

(3) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36642) filed with the Commission on September 24, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

4.1	Specimen common stock certificate of the Registrant.	S-1/A	333-198372	4.1	September 18, 2014

4.2	2014 Equity Incentive Plan, and forms of agreements thereunder.	S-1/A	333-198372	10.3	September 18, 2014

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lehi, Utah, on the 11th day of March, 2020.

VIVINT SOLAR, INC.

By:	/s/ Dana C. Russell
Dana C. Russell
Chief Financial Officer and Executive Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Bywater, Dana C. Russell and C. Dan Black, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign the Registration Statement on Form S-8 of Vivint Solar, Inc., and any or all amendments (including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Bywater David Bywater	Chief Executive Officer, Director (Principal Executive Officer)	March 11, 2020

/s/ Dana C. Russell Dana C. Russell	Chief Financial Officer and Executive Vice President (Principal Accounting and Financial Officer)	March 11, 2020

/s/ David F. D’Alessandro David F. D’Alessandro	Director	March 11, 2020

/s/ Bruce McEvoy Bruce McEvoy	Director	March 11, 2020

/s/ Jay D. Pauley Jay D. Pauley	Director	March 11, 2020

/s/ Todd R. Pedersen Todd R. Pedersen	Director	March 11, 2020

/s/ Joseph S. Tibbetts, Jr. Joseph S. Tibbetts, Jr.	Director	March 11, 2020

/s/ Peter F. Wallace Peter F. Wallace	Director	March 11, 2020